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                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP

                             INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 1, 1999, with respect to the financial statements of Pace Systems Group Inc. in Amendment No.1 to the Registration Statement (Form S-1 No. 333-30406) and related prospectus of Jaws Technologies, Inc., dated March 23, 2000, for the registration of 7,624,248 shares of its common stock.




Calgary, Canada                                       /s/ Ernst & Young LLP
March 24, 2000                                        Chartered Accountants